Final Transcript Exhibit 99.2

CCBN StreetEvents Conference Call Transcript CWEI — Q1 2004 Clayton Williams Energy, Inc. Earnings Conference Call Event Date/Time: May. 04. 2004 / 3:00PM ET Event Duration: N/A

CORPORATE PARTICIPANTS

 Clayton Williams

 Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 Mel Riggs

 Clayton Williams Energy, Inc. - Senior Vice President, Chief Financial Officer

 L. Paul Latham

 Clayton Williams Energy, Inc. - Executive Vice President, Chief Operating Officer

CONFERENCE CALL PARTICIPANTS

 Michael Scialla

 A.G. Edwards - Analyst

 Larry Flood (ph)

 Wellington - Analyst

 Kathy Conner

 Wahlberg Smith Investments - Analyst

PRESENTATION

Operator

 Good day, ladies and gentlemen and welcome to the first-quarter 2004 Clayton Williams Energy earnings conference call. My name is Carol and I will be your coordinator for today.

At this time all participants lines are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of today’s conference. If at any time during the call you should require operator assistance, please press star, followed by zero and one of our coordinators will be happy to assist you. As a reminder, ladies and gentlemen, this conference is being recorded.

On today’s call we have Mr. Clayton Williams, Chief Executive Officer and Chairman. In addition to Mr. Mel Riggs, Chief Financial Officer, and Mr. Paul Latham, Chief Operating Officer. And now, without further to do, I would like to turn your presentation over to your host, Mr. Clayton Williams. Sir, please go ahead.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 Thank you. Welcome to our 40th conference call. I say that because we have managed to survive a few bumps, I guess.

As before, is our policy, that we’ll - Mel Riggs ,our Finance Officer will review the financials. Then I will give an overview, and then we have some very exciting news about this acquisition we’ve just announced today,. Though, no further ado, Mel, lead off on the finances.

 Mel Riggs  — Clayton Williams Energy, Inc. - Senior Vice President, Chief Financial Officer

 Okay.

We had earnings of 50 cents per share on $4.8 million of net income for the first quarter of this year, as compared to $1.73 per share last year. Revenues were just over $50 million — I am sorry — just over — about $39 million compared to 50 last year. So we had a down trend in revenues, in earnings, and as you will see cash flow, that’s related primarily to a reduced production — production on Mcf/d basis was down about 27% compared to last year. We do have a couple of wells that are being in a state - are being completed right now that would have mitigated that somewhat. [ Inaudible ] classes were very strong over both periods. Our gas price was 5.17 for the quarter and our oil price is 34.04. Last year, prices were similar. We had some hedging losses last year.

Oil production — Oil and Ngl production increased actually about 4% compared to last year. We produced about 4900 barrels a day compared to 4700 barrels a day last year. Our gas production — that’s where the decline in production occurred, we were down 39%. 45.9 million a day compared to 76.6 last year. Again, we had some high volume wells, primarily the Cotton Valley Reef area continued to produce a lot of gas over the last 12 months. So in - contributed to the downward production right now. This acquisition we will talk about in a moment is going to make a big change in our production profile.

Our cash flow from operating activities was $21.5 million, that’s $2.21 per share compared to $3.15 a share last year. We had exploration costs of — I am going to talk about abandonments and impairments. The number is 4.6 million, very consistent with last year, but most of the cost — most of that was dry hole costs attributable to wells that were drilled in the fourth quarter. We had one dry hole in Louisiana in the first quarter, it was about a $1 million write-off. And we actually were three for four on our drilling success. We had three productive wells and the one dry hole in the first quarter. So a lot of - a nice turn around from the fourth-quarter situation.

We have one material well — I know everyone is aware — has followed and that is the Fleur well which is petroleum-filled deep in South Louisiana, and we have some costs there. We have tested some lower sands in the process of testing a sand at 18,000 center feet. We don’t know the answer to that one yet, but if it is nonproductive we will have a $8 million charge in the fourth — I am sorry, the second quarter. So that’s dig write off that’s maybe pending. Hopefully it will be successful. If it doesn’t work in the sand and we have to come up the hole we will be able to capitalize — if it is successful and we can make it productive, we’ll capitalize that well down to about 16,000 feet. So a write off today would be about$ 8 million. So we are kind of waiting to see how that turns out.

We spent $28.6 million on capex in the first quarter, and, you know, our capital budget is still in the 90-plus-million-dollar range. But we will probably be providing some guidance on that shortly, especially as we put in — layer in this acquisition and the impact it will have on our spending program.

With that, I will turn back to Clay.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 Let’s review the year before we move into the — I mean the quarter. The Fleur well, you may recall we have three zones. We are testing the 18-2 zone. We’ve had difficulty in getting tests. We may be some- week or so before we can get that totally evaluated. We have zones up the hole to come through that we feel like are productive. You’ll probably go with saying, “Well, why are you testing zone what you thought was gas and it may be water”? We’ve had a freak thing happen there that some of these zones have fresh water and that distorts the logging characteristics. We are still very hopeful about the 18-2. Time moves on.

We have — we are completing a very good well at Tiger Pass. There are multiple oil sand pays. We expect real good reserves and expect to be flowing that well within a week from— we feel instant — we feel two wells, each one has several oil pays, and we are completing one well very shortly, within three or four or five days, and then we will move the completion rig to complete the second well. So that, Tiger Pass, we call it, has substantial oil pays that will help offset some of our dry holes in Louisiana which is the name of the game.

Moving to Mississippi, the key well is drilling. At about 11-5. We are probably three weeks to a month away from pulling the log through the Stones River which is (INAUDIBLE). That is the one, that you will recall, that we have several structures on this main fault trent— we sound like we are motor but we are starting to call it a string of pearls. See if it is pearls or not. And whether we flow any gas out it. We are very optimistic and it is a major project for us.

But the big news today is the acquisition of Southwest Royalties. It is a fine company with good assets put together by a middle man by the name of Trip Lomack [Phonetic] who did a good job putting it together over the years. We are excited about it. I am excited about it. The only downside part of the acquisition is with debt. Some of y’all that have watched the last year, I think debt is a great asset and a great liability. We will be moving to eliminate the debt. But I think most of you have gotten — let’s talk about the — the acquisition. Bear in mind if I just read it some, but their assets are 177 B. They are — 58% oil, 42% gas. We think there is additional drilling to do of probably 200 PUD locations that are fairly firm, of which we have about half — of which we would acquire half interest. There is about 80 recompletions of oil wells and there are 50 more probable of some sort. So it is a little early to quantify it. We think there is real value and a lot of work to do, a lot of potential to develop. We are excited about the — the drilling for sure.

Now let me — let me go a little more generally on this acquisition. And then we will be glad to take your questions, either about finances or acquisitions. Number one, we expect it to be meaningful accretive to 2004 and 2005 earnings in our cash flow per share. Low-risk development. What I just mentioned. These are a significant number of wells that — that are development and low-risk type of production.

Let’s talk about the — the Southwest properties and the position. It greatly expands our reserve and our production profile. In the press release it expands our reserve life from, what, 3.9 to 6.9, something like that? Roughly doubles it. It’s a 148% increase in reserves. Daily production will increase about 40%. But there’s more stability to this than what we have, as is evidenced in the first quarter where we had a fair decline, mostly from our Fazzino wells.

I want to talk about some other synergies. This is coming home in a way. In other words, the Permian Basin is where we live. We’ve mostly operated in the Gulf Coast. So with the position that Southwest has, we are confident we will have other opportunities that we can’t quantify today, but we are comfortable that there will be more work to be done, more opportunity for us. So we are very excited about it, and what did I leave out on that?

 Mel Riggs  — Clayton Williams Energy, Inc. - Senior Vice President, Chief Financial Officer

 I think that’s it.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 It’s a neat — it is a neat mesh. They have some fine people. We look forward to working them into our assets. We don’t intend to buy it and lay off people. That’s not where we intend to have a profit. Our profit will come from taking the properties, and with their people and our people exploiting these properties. Add some reserves, add some production and hopefully find other opportunities while we are in the area. So it is very positive, very upbeat.

I might add this too. We are not known for acquisition, people. We’ve been mostly — we mostly drill wildcats. But this acquisition was just one we thought fit us so very well that we — we made a real effort to buy this, not only for the properties, but for some of the good people that they have.

So look at, if you would, our really fine cash flow, but a fairly significant drop in production, short reserve life. Combine this with the Southwest properties, and you have got a very fine balance which should let us continue exploration. But I might add this, while we intend to continue our MO expiration, we will probably curtail it where we can so we can do development drilling on the one hand, exploitation of their properties, and reduce our debt loads. So you can look for exploration to diminish some, except for Mississippi. If that’s good we will have a whale of a lot of development drilling to do there.

Having said that, I think I will take your questions. Financial questions for Mel, and exploration for me. And then Paul Latham today has been very instrumental in securing this acquisition, so Paul and Mel will maybe have different insights to the acquisition than I will have. Thus, your questions.

QUESTION AND ANSWER

Operator

 Ladies and gentlemen, if you wish to ask a question, please key star one on your touch tone telephone. If your question has been answered, or you want to withdraw your question, key star two. One moment please.

Your first question comes to you from the line of Michael Scialla of A.G. Edwards. Your question, please.

 Michael Scialla  — A.G. Edwards - Analyst

 Good afternoon, guys.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 Hey!

 Michael Scialla  — A.G. Edwards - Analyst

 I wanted to ask you about the Southwest properties. If you could characterize those for us a little bit. Looks like they are primarily oil, but are they oil, flood type properties? Or is there a mix here?

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 They are a nice mix. You have — for example, some of the drilling we like the best is some gas drilling, almost infield gas drilling in the Devonian. There is some development drilling maybe in the Rodo Walker field [Phonetic]. There’s some scattered development drilling. And it is a mix of oil and gas. We have not figured the exact percent, how that will turn out. We don’t know that yet, but we know we have got a lot of work to do.

 Mel Riggs  — Clayton Williams Energy, Inc. - Senior Vice President, Chief Financial Officer

 Tell him about your history with Rodo Walker?

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 What is interesting about Rodo Walker [Phonetic] I drilled effectively, the discovery well in Rodo Walker 1976 or 7. I drilled 48 wells there. Sold it in one of the down periods. And so we have — we have a familiarity with that field. We think there is work to do in Rodo Walker. But at some point we will have a guidelines come out on this whole acquisition, but we are just not that far along yet.

 Mel Riggs  — Clayton Williams Energy, Inc. - Senior Vice President, Chief Financial Officer

 Just one thing, Mike. These — like I said, the Permian Basin asset base - over 90% of the reserves are in the Permian Basin, and real good thing we like about it too, about 70% of the reserve value we operate. So we will control our own destiny on those properties. They have interest in over 2,000 wells in the basin.

 Michael Scialla  — A.G. Edwards - Analyst

 Okay. Do you have a sense for what this will do to your operating costs in general? And what kind of incremental G&A you will be looking at?

 Mel Riggs  — Clayton Williams Energy, Inc. - Senior Vice President, Chief Financial Officer

 What we are going to do, Mike, this transaction will close around the 21st of May. We are going to provide complete guidance on all those metrics some time shortly after that. I think, just on the surface you can say these are Permian Basin assets in mature areas so our operating costs are going to go up in the field level, but the risk in the development that we have goes down dramatically. So — we are going to give a full-blown guidance on the combined company, just like we do right now for (INAUDIBLE) but putting these companies — you know, consolidating it.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 I guess, for example, our lifting costs on a big gas well like the Fazzino is flowing 18 - 20 million a day, are very small compared to a lifting cost of a 9 barrel a day San Andres well. But Fazzino has a more rapid decline. These Permian properties are old, mature. So the oil is flowing very slowly in the well bore, thus you have a long reserve life, but you have a higher lifting cost.

Again the balance between the two is what really excites us to be able to go forward and be able to do development drilling and exploration and, in other words, continue what we have been doing, but the — the synergy between the two really does fit as we see it.

 Michael Scialla  — A.G. Edwards - Analyst

 Okay. And Clayton, you touched on this, but let me play devil’s advocate here for a second.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 Good, my wife does that all the time [ LAUGHTER ]

 Michael Scialla  — A.G. Edwards - Analyst

 Great. What — how would you answer somebody who would say, you know, you are an exploration company and maybe you are stepping outside of your area of expertise here in doing this acquisition?

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 I get that would be legitimate, except I’d point out that once your wildcat hits, then you are in development drilling. Development drilling is easier.

Let me point out one other thing too. While we have been drilling, there’s deep, expensive, very difficult wildcat wells, very few people either can or are willing to take that on. The drilling in the Permian Basin is shallower, no pressure, and much more simple drilling. As far as, “did we make a good deal on acquisition, or not”? That’s for you people to decide. We believe we have. We have made a few acquisitions. Romere Pass was just a fair one. Somare(ph) we turned a $17 million profit.

 Mel Riggs  — Clayton Williams Energy, Inc. - Senior Vice President, Chief Financial Officer

 I will recap that.

Mike, we have done ten acquisitions and they have not really been that visible probably, but over the life of our public company, we have done about ten acquisitions and probably invested around $100 million, and we have actually — we probably more than doubled our money on those acquisitions. So I think we have been doing them all along and haven’t been that high profile because we have been doing them in smaller chunks. The bottom line — we are not quitting exploration and we still have nine and a half million shares outstanding so if Clayton finds a big well, it’s gonna have an impact.

 Michael Scialla  — A.G. Edwards - Analyst

 Right, and then you had said you had some pretty good familiarity with at least one of the fields — as the case —.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 We drilled 48 wells in the Rodo Walker field back in ‘77, before I went public.

 L. Paul Latham  — Clayton Williams Energy, Inc. - Executive Vice President, Chief Operating Officer

 The other thing Mike, we have spent eight months working on this acquisition. We are very familiar with these fields. This is not — not a quick decision.

 Michael Scialla  — A.G. Edwards - Analyst

 Great. Thank you very much.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 I like the advocate. That’s what we like to hear. It means you are interested.

Operator

 As a reminder, ladies and gentlemen, if you wish to ask a question, please key star 1. One moment please.

Your next question comes from Larry Flood of Wellington. Your question, please.

 Larry Flood  — Wellington - Analyst

 Good afternoon, gentlemen.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 Hello, Larry. Always good to hear you.

 Larry Flood  — Wellington - Analyst

 Well, I am glad you had some big news to get me on the call here.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 Yes, sir.

 Larry Flood  — Wellington - Analyst

 I am going to try to twist you a little bit on some more information. Is there a present value that you can tell us as far as the reserves in this acquisition?

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 I will leave that to Mel and the lawyers. With more rules, we have to be somewhat careful.

 Mel Riggs  — Clayton Williams Energy, Inc. - Senior Vice President, Chief Financial Officer

 I will say this, the present day is more than what we paid for it.

 Larry Flood  — Wellington - Analyst

 Okay. [ LAUGHTER ]

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 That’s no help. [ LAUGHTER ]

 Mel Riggs  — Clayton Williams Energy, Inc. - Senior Vice President, Chief Financial Officer

 Again, we will — we will be following up with some more — with guidance that will show exactly how the company is going to look going forward here in a couple of weeks.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 Let me add to that too. Let’s talk about the reserve life. Our current reserve life is 3.6 years. We have got really fine cash flow. You know we have done very well in recent years, but it is always treadmill. Where you add Southwest properties, yes, they’re old; yes, their production rates are slow; but a lot of wells so their reserve life is 17.4 years. Averaging together (INAUDIBLE) we have doubled our reserve life, almost. And that gives us a balance to: number 1, we can continue what we’re doing. We have the cash flow.

Number two, though, it opened some new opportunities for us, I think, in the Permian Basin where we have not been active, didn’t have a presence. Now we will have a very nice presence in the long life reserves of the Permian Basin, not only from drilling what we have but hopefully with other opportunities will come us to because we are an active operator in the Permian Basin now.

 Larry Flood  — Wellington - Analyst

 Okay. Good.

You mentioned that on the acquisition price, the — it includes some working capital. Does it include some significant assets other than the reserves themselves?

 Mel Riggs  — Clayton Williams Energy, Inc. - Senior Vice President, Chief Financial Officer

 No, not really. We are after the reserves here. There are some other minor assets that — the value is in the reserves.

 Larry Flood  — Wellington - Analyst

 Okay. And there is no debt associated?

 Mel Riggs  — Clayton Williams Energy, Inc. - Senior Vice President, Chief Financial Officer

 We are paying off — we will be paying off and refinancing all the debt that the company currently has.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 One of the synergies is that they were in high-priced debt, and we are able — with the combined companies and have a low LIBOR-type loan. That was a synergy that really made it possible, really made it attractive with our — we paid our debt down substantially. We were able to do this, not that we don’t intend to pay down some more of this debt now, but it really fit the — the balance just fit like a pair of gloves.

 Larry Flood  — Wellington - Analyst

 Okay. And will you be spending money on the properties in the second half of the year, and is there the expectation of a respectable bump-up in production from the current rate?

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 Yes, and yes. We hope to do it — there is some work that has to be done, title and those things, engineering planning for the well construction, but as soon as we can get there, we plan to have major drilling. Now the bumps in production will not be comparable to some of the things we have done in our — our Gulf Coast, because we were having six months payout, three months payout, one year of payout. These payouts are gonna be like one to two-year payouts. So you’ll have a proportionate less cash flow to your investment, but you’ll have a longer lived property. But that’s the balance we like.

 Larry Flood  — Wellington - Analyst

 Okay. And I don’t show if you gave an answer on this, but how much of the production is primary, and how much is secondary?

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 Oh, I am not sure.

 L. Paul Latham  — Clayton Williams Energy, Inc. - Executive Vice President, Chief Operating Officer

 We will have to get back to you.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 We will have to get back to you, Larry. We — I don’t think they have much secondary production.

 Mel Riggs  — Clayton Williams Energy, Inc. - Senior Vice President, Chief Financial Officer

 There is not a lot.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 There’s — mostly it is primary, which tells you you might have a greater potential for — now they have some small interest in the Joe mill, that’s under water flood. There were two others but I cannot give you the percent. I don’t know it.

 Larry Flood  — Wellington - Analyst

 Okay. I’ll back off and let somebody else get in for a couple more questions.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 Well, we are always glad to hear you.

 Larry Flood  — Wellington - Analyst

 Good, thank you.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 Thank you, Larry

Operator

 Thank you, sir. Your next question comes to you from the line of Kathy Conner of Wahlberg Smith Investments. Please go ahead.

 Kathy Conner  — Wahlberg Smith Investments - Analyst

 Hi. My question is concerning the partnerships and the general partner function of that acquisition.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 We’re buying Southwest Royalties, Inc., which is the general partner. And so the general partner ability will continue forward just like it has the last 20 years, I guess, in most of those partnerships.

 Kathy Conner  — Wahlberg Smith Investments - Analyst

 What is your plan on those partnerships?

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 We will be evaluating it. We don’t really have a plan yet, but we will be evaluating each one as to what we should do. And, you know, it will — it will benefit both GP and LP interests. We would hope that in the partnerships, they own enough of the good properties that we can move ahead and drill, but we would like some evaluation there.

 Kathy Conner  — Wahlberg Smith Investments - Analyst

 Okay. I know that several of the partnerships are income-royalty-type funds that don’t allow drilling. Will you be dispensing with those?

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 We don’t know at this time, Kathy.

 Kathy Conner  — Wahlberg Smith Investments - Analyst

 Okay.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 We will have to look at each one.

 Kathy Conner  — Wahlberg Smith Investments - Analyst

 All right, thank you.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 There are several partnerships. We have a general familiarity, but specifically, it is just a little early for us to say. We will — we will become very familiar with them. At this phase, we can’t comment on it much.

 Kathy Conner  — Wahlberg Smith Investments - Analyst

 Okay. Thank you.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 Thank you, Kathy.

Operator

 As a reminder, ladies and gentlemen, if you wish to ask a question please key Star 1. One moment please.

Your next question comes as a follow-up question from Michael Scialla of AG Edwards. Please go ahead.

 Michael Scialla  — A.G. Edwards - Analyst

 I wanted to ask you about the Fleur, if you have any additional drilling plans there at this point?

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 You know it depends on what happens. Let me review it some. If the 18-2 was productive, then we have substantial acreage there and a lot of things to do. It would be a major event, if it were. If it’s not, then we’ve got six different shows up the hole, and we will probably complete in one or two in this hole and then we will drill a directional well to evaluate the others, we think.

So — but they would — if the 18-2 is not good, the — the six shows up the hole are in a 400 acre separate fault block. So one directional well would probably adequately drain those, particularly if you perforated, say, one zone in the Fleur itself.

But if the 18-2 were good, then it is substantial acreage, and we would be — we would be very excited. So far, we’ve — we’ve not seen gas come out of the well that we would have hoped, but we haven’t seen anything come out of 18-2. As we perforate it, it is plugging up and we are working at it but we don’t quite— we do not have it figured out.

 Michael Scialla  — A.G. Edwards - Analyst

 Okay.

And then on Tiger Pass, can you give us a sense for what kind of reserve potential you think that has at this point?

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 It is too early for reserve, but we — the logs indicated 25 to 30% frosted, indicated. And we had some zones that had four darces (ph) of permeability. So we’d be surprised if we don’t get very good oil flow.

 Michael Scialla  — A.G. Edwards - Analyst

 What kind of —.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 Remember we drill two wells in the — in the same fault crotch, we have multiple sands that indicate productivity. So - but it is just a little early. Now as soon as we have flows, we will release it, but I just would be guessing now, but I would be disappointed if we don’t have pretty good flows.

 Michael Scialla  — A.G. Edwards - Analyst

 Okay. How much pay does it look like you have in those wells? Can you tell us that?

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 I don’t have a log in front of me and we can get in trouble of saying what is paying and does not turn out to be pay.

 Michael Scialla  — A.G. Edwards - Analyst

 Sure.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 We will have that pretty quick. We have substantial — enumerable sands that indicated pay, and we are perforated. We are completing. But I would be in trouble — I would just be guessing. But I feel very optimistic, but that doesn’t put a check in the bank.

 Michael Scialla  — A.G. Edwards - Analyst

 Okay. Fair enough. Thanks.

Operator

 Again, ladies and gentlemen, if you wish to ask a question, please key Star 1. One moment please.

Your next question comes from — I beg your pardon. He disconnected. One moment.

Gentlemen, there are no further questions in queue. Mr. Williams, I am going to turn the program back to you for closing remarks.

 Clayton Williams  — Clayton Williams Energy, Inc. - Chairman, President, Chief Executive Officer

 We thank you for tuning in. I’ll just repeat that we are excited about the balance that these — the combined companies will give us. The better reserve life — the — the development drilling opportunities and yet we will continue to do wildcatting where it makes sense. Thanks for tuning in. We will be glad to talk to you. Happy days.

Operator

 Ladies and gentlemen, this concludes your presentation and you may now disconnect. Have a great day.

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